[WOOD BANCORP, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE:


CONTACT:                   Richard L. Gordley
                           President and Chief Executive Officer
                           First Federal Bank
                           (419) 352-3502


              WOOD BANCORP, INC. STOCKHOLDERS APPROVE PLAN TO MERGE
               WITH SKY FINANCIAL GROUP, INC., BOWLING GREEN, OHIO


July 7, 1999 (Bowling Green: Ohio; NASDAQ: FFWD) Wood Bancorp, Inc. stockholders, at a special meeting of stockholders, today approved the merger agreement in which Wood Bancorp, Inc. will merge with and into Sky Financial Group, Bowling Green, Ohio (NASDAQ: SKYF).

Under the terms of the merger agreement,  Wood Bancorp shareholders will receive
 .7315 shares of Sky Financial Group common stock for each share of Wood Bancorp common stock. The exchange of shares will qualify as a tax-free exchange and the transaction will be accounted for as a pooling-of-interests. The merger is expected to be completed on July 16, 1999.